Exhibit 4.14

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of November 7, 2006, among FTI FD LLC, a Maryland limited liability company (“FTI FD”), a newly formed subsidiary of FTI Consulting, Inc. (or its permitted successor), a Maryland corporation (the “Company”), FTI BKS Acquisition LLC, a Maryland limited liability company (“FTI BKS Acquisition” and, together with FTI FD, the “Guaranteeing Subsidiaries”), a newly formed subsidiary of the Company, the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of August 2, 2005 (as supplemented by the First Supplemental Indenture dated as of December 16, 2005, the Second Supplemental Indenture dated as of February 22, 2006 and the Third Supplemental Indenture dated as of September 15, 2006, the “Indenture”), providing for the issuance of 7 5/8% Senior Notes due 2013 (the “Notes”);

WHEREAS, Technology & Financial Consulting Inc., a Texas corporation has merged with and into the Company, and has thus ceased to be a guarantor under the Indenture.

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall each unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (such guarantee, the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries each hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

FTI FD LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Vice President and CFO and Treasurer

FTI BKS ACQUISITION LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Vice President and CFO and Treasurer

FTI CONSULTING, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Executive V.P. and CFO

FTI, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI REPOSITORY SERVICES, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

SUPPLEMENTAL INDENTURE – SENIOR NOTES

LEXECON, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

TEKLICON, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Director and CFO

FTI CAMBIO LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI IP, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI COMPASS, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

FTI INVESTIGATIONS, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and CFO

SUPPLEMENTAL INDENTURE – SENIOR NOTES

COMPETITION POLICY ASSOCIATES, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	CFO and Treasurer

FTI INTERNATIONAL RISK, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	CFO and Treasurer

INTERNATIONAL RISK LIMITED

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	CFO and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Senior Financial Services Officer

SUPPLEMENTAL INDENTURE – SENIOR NOTES